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                                                                EXHIBIT 10.53

                   PURCHASE OF ACCOUNTS AND SECURITY AGREEMENT


         THIS PURCHASE OF ACCOUNTS AND SECURITY AGREEMENT (this "AGREEMENT") is made as of the ____ day of ________, 2001, by and between TRANSCAP MANUFACTURING SERVICES, INC., an Illinois corporation ("LENDER") and BAM! ENTERTAINMENT, INC., a Delaware corporation ("BORROWER").

                                R E C I T A L S:

         Borrower is in the business of selling video game software to its customers ("CUSTOMERS").

         In order to operate its business, Borrower desires to borrow funds and obtain other financial accommodations from Lender, and Lender is willing to purchase certain accounts and provide other financial accommodations to Borrower upon the terms and conditions set forth herein and in the other documents executed and delivered in connection herewith.

         In consideration of the terms and conditions contained in this Agreement, and of any account purchases or extensions of credit made or to be made to or for the benefit of Borrower by Lender, the parties, therefore, agree as follows:

1.       DEFINITIONS

         The following terms shall have the following meanings:

         1.1 "ACCOUNTS" shall mean all amounts due and to become due to Borrower from the Customers and other accounts, contract rights, chattel paper, instruments and documents, whether now owned or to be acquired by Borrower, provided that the same arise in connection with the inventory purchase financing provided to Borrower by Transcap Trade Finance ("TTF") pursuant to that certain Master Purchase Order Assignment Agreement dated February 25, 2000 (the "Assignment Agreement "), between the Borrower and TTF.

         1.2 "ACCOUNT DEBTOR" shall mean the Customers and any other Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account.

         1.3 "ADVANCED AMOUNT" shall mean the amount advanced from time to time by Lender to Borrower with respect to the purchase of Accounts pursuant to
Section 2.1.

         1.4 "AFFILIATE" shall mean any and all Persons which, in the sole and absolute judgment of Lender, directly or indirectly, own or control, are controlled by or are under common control with Borrower, and any and all Persons from whom, in the sole and absolute judgment of Lender, Borrower has not or is not likely to exhibit independence of decision or action. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         1.5 "ANCILLARY AGREEMENTS" shall mean the Security Documents and all other agreements, instruments and documents, including without limitation, notes, guaranties, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, and all other written matter whether now or to be executed by or on behalf of Borrower or any other Person or delivered to Lender with respect to this Agreement.

         1.6 "APPLICABLE DAILY RATE" shall mean the prime rate as in effect from time to time


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at the American National Bank, Chicago, Illinois, plus 4.0%, divided by 365.

         1.7 "BORROWER'S RESERVE ACCOUNT" shall mean the reserve account created for the benefit of Borrower on Lender's books and records initially equal to forty percent (40%) of the aggregate face amount of the Eligible Accounts pursuant to Section 2.2.

         1.8 "BUSINESS DAY" shall mean any day other than a Saturday or Sunday on which the main lobby of the Depository Bank is open for business with the general public.

         1.9 "CHARGES" shall mean all national, federal, state, county, city, municipal, or other governmental taxes, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Liabilities, (iii) Borrower's employees, payroll, income or gross receipts, (iv) Borrower's ownership or use of any of its assets, or (v) any other aspect of Borrower's business.

         1.10 "COLLATERAL" shall mean all of the property and interests in property described in Section 5.1 and all other property and interests in property which shall, from time to time, secure any part of the Liabilities.

         1.11 "COMMITMENT FEE" shall mean a fee in the amount of Seventy Thousand Dollars ($70,000) that is payable to the Lender by the Borrower on the terms set forth in Section 2.6.

         1.12 "DAILY MAINTENANCE FEE" shall mean an amount payable to Lender equal to the Advanced Amount multiplied by 0.067% for that number of days from the date that Lender purchases an Account through and including the date that Lender is paid in full.

         1.13 "DEFAULT" shall mean the occurrence or existence of any one or more of the events described in Section 9.1.

         1.14 "DEPOSITORY BANK" shall mean the banking institution which is referred to in Section 4.1.

         1.15 "DISCOUNT AMOUNT" initially shall mean zero percent (0.0%) of the face amount of all of the Accounts purchased by Lender.

         1.16 "ELIGIBLE ACCOUNTS" shall mean the net amount which Lender, in its sole and absolute credit judgment, decides to purchase.

         1.17 "EQUIPMENT" shall mean all equipment and fixtures now owned or to be acquired by Borrower, including without limitation, computer hardware and software, furniture, machinery, vehicles and trade fixtures, together with any and all accessories, parts, substitutions and replacements.

         1.18 "EVENT OF DEFAULT" shall mean any event or condition which, with the passage of time or the giving of notice or both, would constitute a Default.

         1.19 "GENERAL INTANGIBLES" shall mean all choses in action, general intangibles, causes of action and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or to be acquired by Borrower. Without in any way limiting the generality of the foregoing, General Intangibles specifically includes, without limitation, all corporate or other business records, deposit accounts, inventions, computer software, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises and tax refund claims owned by Borrower.



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         1.20 "INDEBTEDNESS" shall mean all of Borrower's liabilities, obligations and indebtedness to any Person of any and every kind and nature, whether primary, secondary, direct, indirect, absolute, contingent, fixed, or otherwise, now or to be owing, due, or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, by operation of law, or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) the Liabilities, (ii) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment,
(iii) all obligations or liabilities created or arising under any lease of real or personal property, or conditional sale or other title retention agreement with respect to property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property, (iv) all unfunded pension fund obligations and liabilities and (v) deferred taxes.

         1.21 "INVOICE" shall mean the invoice or other statement rendered by Borrower to a Customer with respect to an Account.

         1.22 "INVOICE AMOUNT" shall mean the full amount reflected on Borrower's invoices to the Customers with respect to an Account.

         1.23 "LIABILITIES" shall mean all the amounts paid by Lender for the Accounts under this Agreement, the amounts advanced by Lender to Borrower or on Borrower's behalf and all other Borrower's liabilities, obligations and indebtedness to Lender of any and every kind and nature, whether primary, secondary, direct, absolute, contingent, fixed, or otherwise (including, without limitation, interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender, future advances made to or for the benefit of Borrower and obligations of performance), whether arising under this Agreement, under any of the Ancillary Agreements or acquired by Lender from any other source, whether now or hereafter owing, arising, due, or payable from Borrower to Lender, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise.

         1.24 "PERMITTED LIENS" shall mean those liens scheduled on Exhibit A to this Agreement.

         1.25 "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         1.26 "SECURITY DOCUMENTS" shall mean this Agreement and all other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment, schedules, assignments, mortgages and other written matter necessary or requested by Lender to create, perfect and maintain perfected Lender's security interest in the Collateral.

         1.27 "SERVICE CHARGE" shall mean an amount payable to Lender equal to the Advanced Amount multiplied by the Applicable Daily Rate for that number of days from the date that Lender makes and advance to Borrower in connection with an Account purchased from Borrower through and including the date that Lender is paid in full.

         1.28 "TERM" shall have the meaning ascribed to it in Section 2.4.

         1.29 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles.


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         1.30 OTHER TERMS. All other terms contained in this Agreement which are not otherwise defined in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the Uniform Commercial Code of the State of Illinois.

2.       ADVANCES AND RESERVES

         2.1 PURCHASE OF ACCOUNTS. Upon the submission of an Invoice certified by Borrower as being true and correct, Lender may, in its sole and absolute discretion, purchase the Eligible Account reflected on the Invoice by paying to Borrower or on Borrower's behalf an aggregate amount equal to one hundred percent (100%) of the Eligible Account reflected on the Invoice, less the deduction by Lender of such reserves and payment of such amounts pursuant to
Section 2.2 as Lender deems proper and necessary. Notwithstanding anything in this Agreement to the contrary, the Lender shall have no obligation to purchase an Eligible Account if the aggregate of the face amounts of all then outstanding Eligible Accounts purchased by Lender is more than $7,000,000.

                  Borrower agrees that any and all purchases of Accounts shall be made "WITH RECOURSE" to the Borrower. The Borrower represents and warrants to Lender that each of the Accounts so purchased are Accounts due and payable within sixty (60) days after the date the Customer receives the goods shipped by the Borrower with respect to such Account. If all or any part of any Account which has been purchased by Lender is not paid in full within the earlier of seventy-five (75) days after the date of purchase by Lender or fifteen (15) days following the invoice due date, then upon demand of Lender, the Borrower agrees to immediately repurchase the Account from Lender for an amount equal to the Invoice Amount of the account, plus any Service Charges that are due with respect to such Account, and less the amount that was credited to Borrower's Reserve Account with respect to such Account.

                  Nothing contained in this Agreement shall, at any time, require Lender to make account purchases or other extensions of credit to Borrower and the making and amount of such account purchases or other extensions of credit to Borrower under this Agreement shall at all times be in Lender's sole and absolute discretion. Lender may, in the exercise of such discretion, at any time and from time to time, increase or decrease the percentages to be applied to purchase the Eligible Accounts which are contained in this Section
2.1. In the event such percentages are decreased, such decrease shall become effective immediately for the purpose of calculating the amount which Lender may be willing to advance, or allow to remain outstanding, against Eligible Accounts.

         2.2 RESERVE CREDITS AND DISBURSEMENTS. Simultaneously with each advance on Eligible Accounts and upon receipt of payments from or on account of Customers, Borrower authorizes and directs Lender to:

                  (a) credit to Borrower's Reserve Account on Lender's books an amount which, when added to the then balance of Borrower's Reserve Account initially shall equal forty percent (40%) of the then aggregate balance of Eligible Accounts (subject to Lender's sole and absolute discretion to increase or decrease such percentage at any time);

                  (b) credit or pay Lender one hundred percent (100%) of the amount of the Accounts which are no longer Eligible Accounts or other charges, charge backs or deductions by the Customers;

                  (c) pay to Lender any unpaid fees or charges and any costs or fees incurred in enforcing or administering this Agreement; and

                  (d) at Lender's election, pay the balance to Borrower.


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         2.3      APPLICATION OF PAYMENTS. When Lender receives payments from or on account of Customers with respect to any particular Account, after application of the provisions of Section 2.2, the proceeds will be applied in the following manner and priority:

                  (a) First, the aggregate amount of the Daily Maintenance Fee that has accrued with respect to the Accounts will be paid to and retained by the Lender;

                  (b) Second, the aggregate amount of the Service Charges that have accrued with respect to the Accounts and any other fees and charges due to Lender will be paid to and retained by the Lender;

                  (c) Third, the Discount Amount shall be paid to and retained by Lender as discount fees to Lender;

                  (d) Fourth, an amount equal to the Advanced Amount will be paid to and retained by the Lender; and

                  (e) The balance will be paid to the Borrower and credited against Borrower's Reserve Account.

         2.4 TERM OF AGREEMENT. This Agreement shall be in effect from the date hereof until January 31, 2002 (the "Term"); provided, however, that either party shall have the right to terminate this Agreement by giving the other party at least ten (10) days' prior notice of such termination. This Agreement may also be terminated by Lender upon the occurrence of a Default as provided in
Section 9. Upon the effective date of termination, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities shall have been fully paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral. Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement.

         2.5      [INTENTIONALLY OMITTED]

         2.6 COMMITMENT FEE. In order to compensate Lender for the cost of being prepared to make funds available to Borrower hereunder, the Borrower agrees to pay the Commitment Fee to Lender out of funds otherwise payable by Lender to Borrower, whether under this Agreement or under any other financing arrangement between Borrower and Lender or any affiliate of Lender. The Commitment Fee is deemed by the parties to have been earned by the Lender upon the signing of this Agreement, as of which date the Lender has reserved the requisite funds. The Commitment Fee is in addition to any other fees and charges and shall be paid to Lender upon termination of this Agreement if such termination occurs before the Commitment Fee has been paid in full.

3.       ELIGIBLE ACCOUNTS

         3.1 ELIGIBLE ACCOUNTS. (a) In submitting its request to Lender that Lender purchase from Borrower a Customer Account, Borrower shall provide Lender with the following:

                  (i) The Assignment Schedule of Accounts in the form attached hereto as Exhibit B;

                  (ii) A copy of the Invoice Borrower proposes Lender purchase, including any detailed specifications of the products or services provided or to be provided to the Customer;


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                  (iii)    An estimate of the cost to the Borrower of providing
the products or services to the Customer;

                  (iv) A current Dun & Bradstreet report for Customer and any prior payment history of the Customer; and

                  (v)      Any other information requested by Lender.

         (b) Lender shall determine, in its sole and absolute discretion, whether the Account which Borrower proposes that Lender purchase is an Eligible Account. In making this determination, Lender will consider the following requirements, which Borrower hereby represents and warrants will be true and correct as of the date of the purchase of the Account:

                  (i) The individual Customer Account is a valid, legally enforceable obligation of the relevant Customer which is absolutely and not contingently owing and such Customer has not asserted any offset, counterclaim or defense denying liability, and Borrower is not aware of any facts or circumstances which in any way would impair the validity or enforceability of the Account;

                  (ii) The individual Account is not owing from an employee, officer, agent, director or stockholder of Borrower or any Affiliate or from the United States of America or any department, agency or instrumentality; and

                  (iii) Each of the warranties and representations set forth in Section 8.2 has been reaffirmed with respect to such individual Account at the time that the most recent Accounts Report was delivered to Lender.

4.       DEPOSITS

         4.1 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower will immediately deposit or cause the deposit of all remittances and proceeds of the Collateral in the identical form in which such payment was made, whether by cash or check, in special lock box account number 77-6132 with AMERICAN NATIONAL BANK, DEPT. 77-6132, CHICAGO, IL 60678-6132 ("DEPOSITORY BANK"). Borrower agrees that all payments made to such special account or otherwise received by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise, will be the sole and exclusive property of Lender and will be applied on account of the Liabilities. On the same Business Day of Lender's receipt of funds eligible to be wired from the Depository Bank, Lender will credit (conditional upon final collection) all payments received against the Liabilities. Borrower and any Affiliates, shareholders, directors, officers, employees, agents of Borrower and all Persons acting for or in concert with Borrower shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt, shall remit the same or cause the same to be remitted, in kind, to Lender, at Lender's address set forth in Section 10.10. Borrower agrees to pay to Lender any and all fees, costs and expenses (if any) which Lender incurs in connection with opening and maintaining the special account and depositing for collection by Lender any check or item of payment received or delivered to Depository Bank or Lender on account of the Liabilities and Borrower further agrees to reimburse Lender for any claims asserted by Depository Bank in connection with the special account or any returned or uncollected checks received by Depository Bank for deposit in the special account.

         4.2 APPLICATION OF DEPOSITS. To the extent that Borrower makes a payment or payments to Lender or Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds (or any part thereof) are subsequently invalidated,


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declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or proceeds received, the Liabilities intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by Lender.

5.       COLLATERAL - GENERAL TERMS

         5.1 SECURITY INTEREST. To secure the prompt payment to Lender of the Liabilities, the Borrower grants to Lender a continuing security interest in and to all of the following property and interests in property of Borrower, whether now owned or existing or to be acquired or arising and wherever located: (i) all Accounts, Equipment, contract rights, General Intangibles, tax refunds, chattel paper, instruments, letters of credit, documents and documents of title; (ii) the Borrower's Reserve Account and all of the Borrower's deposit accounts (general or special) with and credits and other claims against the Depository Bank or Lender, or any other financial institutions with which Borrower maintains deposits; (iii) all of Borrower's now owned or to be acquired monies, and any and all other property of Borrower now or to be coming into the actual possession, custody or control of Lender or any agent or affiliate of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (iv) all insurance proceeds of or relating to any of the foregoing; (v) all of the Borrower's books and records relating to any of the foregoing; and (vi) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

         5.2 DISCLOSURE OF SECURITY INTEREST. Borrower shall make appropriate entries upon its financial statements and books and records disclosing Lender's security interest in the Collateral.

         5.3 FURTHER ASSURANCES. At Lender's request, Borrower shall, from time to time, (i) execute and deliver to Lender all Security Documents that Lender may reasonably request, in form and substance acceptable to Lender, and pay the costs of any recording or filing of the same and (ii) take such other actions as Lender may request in order to fully effect the purposes of this Agreement and to protect Lender's interest in the Collateral. Upon the occurrence of any Default, Borrower irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as Borrower's true and lawful attorney and agent-in-fact to sign the name of Borrower on any Security Document and to delivery any Security Document to such Persons as Lender, in its sole discretion, may elect. Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         5.4 INSPECTION. Lender (by any of its officers, employees or agents) shall have the right, at any time or times during usual business hours, without prior notice, to inspect the Collateral, all records related thereto (and to make extracts from such records) and the premises upon which any of the Collateral is located, to discuss Borrower's affairs and finances with any Person and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral.

         5.5 LOCATION OF COLLATERAL. The chief executive office and principal place of business for Borrower is 720 South Montford Avenue, San Jose, California 95113, which is the location of the Collateral and books and related records (including, without limitation, computer programs, printouts and other computer materials and records concerning the Collateral). Borrower shall not remove its books and records or the Collateral from such location and shall not open any new offices or relocate any of its books and records or the Collateral except within the continental United States of America with at least thirty (30) days' prior written notice to Lender.

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         5.6 LENDER'S PAYMENT OF CLAIMS ASSERTED AGAINST BORROWER. Lender may,
but shall not be obligated to, at any time or times hereafter, in its sole discretion, and without waiving any Default or waiving or releasing any obligation, liability or duty of Borrower under this Agreement or the Ancillary Agreements, pay, acquire or accept an assignment of any security interest, lien, claim or other encumbrance asserted by and Person against the Collateral. All sums paid by Lender under this Section 5.6, including all costs, fees (including without limitation reasonable attorney's and paralegals' fees and court costs), expenses and other related charges, shall be payable by Borrower to Lender on demand and shall be additional Liabilities secured by the Collateral.

6.       COLLATERAL:  ACCOUNTS

         6.1 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in Lender's or Borrower's name or in the name of a firm of independent certified public accountants acceptable to Lender, to verify the validity, amount or any other matters relating to any Accounts by mail, telephone, telegraph or otherwise.

         6.2 DIRECTION TO PAY. Simultaneously with the execution of this Agreement, Borrower shall direct those Customers whose Accounts have been purchased by Lender to direct all payments on behalf of Borrower directly to the Depository Bank and to cooperate with Lender in connection with the billing, administration and collection of the Accounts.

         6.3 ASSIGNMENTS, RECORDS AND REPORTS. Borrower shall keep accurate and complete records of its Accounts and as frequently as Lender shall require, Borrower shall deliver to Lender formal written assignments of all Accounts, together with the supporting details.

         Borrower shall further deliver or cause to be delivered to Lender as frequently as Lender shall require, a report setting forth the aging of all Accounts.

         6.4 SALE OR ENCUMBRANCE OF ACCOUNTS. Borrower shall not, without the prior written consent of Lender, sell, transfer, grant a security interest in or otherwise dispose of or encumber any of its Accounts to any Person other than Lender, except for the Permitted Liens.

7.       COLLATERAL:  EQUIPMENT

         7.1 MAINTENANCE OF THE EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements so that the value, utility and operating efficiency shall at all times be maintained and preserved and shall promptly inform Lender of any additions to or deletions from the Equipment. Borrower shall not permit any such items to become affixed to real estate in such manner that such items of Equipment will become a fixture or an accession to other personal property.

         7.2 EVIDENCE OF OWNERSHIP OF EQUIPMENT. Borrower shall, upon Lender's request, deliver to Lender all evidence of ownership of the Equipment (including, without limitation, bills of sale, certificates of title and applications for title).

         7.3 PROCEEDS OF THE EQUIPMENT. Borrower shall not sell, transfer, lease, grant a security interest in or otherwise dispose of or encumber the Equipment to any Person other than Lender. In the event any Equipment is sold, transferred or otherwise disposed of as permitted in this Section 7.3, Borrower shall promptly notify Lender of such fact and deliver all of the cash proceeds of such sale, transfer or disposition to Lender, which proceeds shall be applied to the repayment of the Liabilities; provided, however, that with the Lender's prior consent Borrower may use the proceeds of such sale, transfer or disposition to finance the purchase of replacement Equipment. Borrower shall deliver to Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment shall be free and clear of all liens, claims, security

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interests and other encumbrances, except for the security interest granted to
Lender, purchase money security interests consented to in writing by Lender, and the Permitted Liens.

8.       WARRANTIES AND REPRESENTATIONS

         8.1 GENERAL WARRANTIES AND REPRESENTATIONS. Borrower warrants and represents that:

                  (A) Borrower is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation, and is qualified or licensed as a foreign corporation to do business in all other countries, states and provinces in which the laws required Borrower to be so qualified or licensed;

                  (B) Borrower has not used, during the five (5) year period preceding the date of this Agreement, and does not intend to use, any other corporation or fictitious name;

                  (C) Borrower has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and the Ancillary Agreements;

                  (D) The execution, delivery and performance by Borrower of this Agreement and the Ancillary Agreements shall not, by their execution or performance, the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable law, rule, regulation, judgment, order or decree or a breach of any provision contained in Borrower's charter documents or by-laws or contained in any agreement, instrument, indenture or other document to which Borrower is not a party or by which it or any of its property is bound;

                  (E) Borrower's use of the proceeds of any advances made by Lender are, and will continue to be, legal and proper corporate uses (duly authorized by its board of directors, in accordance with any applicable law, rule or regulation) and such uses are, and will continue to be, consistent with all applicable laws, rules and regulations;

                  (F) Borrower has, and is current and in good standing with respect to, all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct and to continue to conduct its business as conducted by it and to own or lease and operate its properties as now owned or leased and operated by it;

                  (G) None of said approvals, permits, certificates, consents or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as Borrower;

                  (H) Borrower now has capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and Borrower now owns property the fair saleable value of which is greater than the amount needed to repay Borrower's debts;

                  (I) Except as disclosed on Exhibit C, Borrower has no litigation pending or, to the best of its knowledge, threatened, and no Indebtedness except for the Indebtedness shown on Exhibit D. Borrower has not guaranteed the obligations of any other Person;

                  (J) Borrower (i) is not a party to any contract or agreement or subject to any charge, restriction, judgment, decree or order materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, and is not a party to any labor dispute; and (ii) there are no lockouts, strikes or walkouts relating to any labor contracts and no such contract is scheduled to expire during the Term. Borrower is not in default under any material contract, agreement, or understanding to which Borrower is a party or by which

Borrower is bound, nor is Borrower aware of any facts or circumstances which could give rise to any such default (whether by the passage of time, the giving or notice, or otherwise); and to the best of Borrower's knowledge, no other party is in default under any such contract, agreement, or understanding, nor is Borrower aware of any facts or circumstances which could give rise to any such default (whether by the passage of time, the giving or notice, or otherwise);

                  (K) Borrower has good, indefeasible and merchantable title to, and ownership of, the Collateral, free and clear of all liens, claims, security interests and other encumbrances;

                  (L) Borrower is not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity, including, without limitation, the United States of America, any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, in any respect materially and adversely affecting the Collateral or Borrower's business, property, assets, operations or conditions, financial or other;

                  (M) Borrower is not in default under any indenture, loan agreement, mortgage, lease, trust deed, deed of trust or other similar agreement relating to the borrowing of monies to which it is a party or by which it is bound;

                  (N) Borrower has disclosed to Lender in writing all material facts respecting Borrower's business and financial affairs. There are no omissions or other facts or circumstances which are or may be material; there exist no equity or long term investments in or outstanding advances to any Person; and there are no actions or proceedings which are pending or, to the best of Borrower's knowledge, threatened against Borrower or any other Person which might result in any material adverse change in Borrower's financial condition or materially and adversely affect Borrower's operations, its assets or the Collateral;

                  (O) Borrower has filed all federal, state and local tax returns and other reports which Borrower is required by law, rule or regulation to file, and all Charges that are due and payable have been paid;

         8.2 AUTOMATIC WARRANTY AND REPRESENTATION AND REAFFIRMATION OF WARRANTIES AND REPRESENTATIONS. Each request for an advance made by Borrower pursuant to this Agreement or the Ancillary Agreements shall constitute (i) an automatic warranty and representation by Borrower to Lender that there does not then exist a Default or an Event of Default and (ii) a reaffirmation as of the date of said request of all of the warranties and representations of Borrower contained in this Agreement and in the Ancillary Agreements.

         8.3 SURVIVAL OF WARRANTIES AND REPRESENTATIONS. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and the Ancillary Agreements shall be true at the time of Borrower's execution of this Agreement and the Ancillary Agreements, and shall survive the execution, delivery and acceptance by the parties and the closing of the transactions described in this Agreement. The Borrower expressly agrees that any misrepresentation or breach of any representation or warranty whatsoever contained in this Agreement or in any of the Ancillary Agreements shall be deemed material.

         8.4 COVENANTS AND CONTINUING AGREEMENTS. Borrower agrees to:

                  (A) Pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement, and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Liabilities;

                  (B) Promptly upon Borrower's learning, notify Lender of any material delay in Borrower's performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets, defenses or counterclaims by any Account Debtor and of any allowances or credits granted or other monies advanced by Borrower to any Account Debtor;

                  (C) Keep books of account and prepare financial statements and furnish to Lender the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent, unless Borrower's independent certified public accountants concur in any changes and such changes are disclosed to Lender and are consistent with the then generally accepted accounting principles):

                           (i)      as soon as available, but not later than one
hundred twenty (120) days after the close of each fiscal year of Borrower, financial statements of Borrower (including a balance sheet and profit and loss statement with supporting footnotes) as of the end of such year and for the year then ended all in reasonable detail as requested by Lender and examined by a firm of independent certified public accountants of recognized national standing selected by Borrower and containing the unqualified opinion of such independent certified public accountants with respect to the financial statements;

                           (ii)     as soon as available, but no later than
thirty (30) days after the end of each month, (A) an unaudited financial statement of Borrower (including a statement of profit and loss and of surplus for the month then ended and a balance sheet as of the end of such month) as of the end of the portion of Borrower's fiscal year then elapsed, all in reasonable detail as requested by Lender and certified by Borrower's principal financial officer as prepared in accordance with generally accepted accounting principles and fairly presenting the financial position and results of operations of Borrower for such period and (B) a cash flow projection for the following three-month period, together with appropriate supporting documents reasonably acceptable to Lender;

                           (iii)    as soon as available, but not later than
sixty (60) days before the beginning of each fiscal year, a cash flow projection for such fiscal year, together with appropriate supporting document reasonably acceptable to Lender; and

                           (iv)     such other data and information (financial
and otherwise) as Lender from time to time may reasonably request, bearing upon or related to the Collateral, Borrower's financial condition or results of its operations, or the financial condition of any Person who is a guarantor of any of the Liabilities;

                  (D) Notify Lender promptly upon, but in no event later than, five (5) days after Borrower's learning, that any Eligible Account has ceased to be an Eligible Account and the reason(s) for such ineligibility;

                  (E) Notify Lender promptly upon Borrower's learning of (i) any litigation affecting Borrower, whether or not the claim is considered by Borrower to be covered by insurance; and (ii) the institution of any suit or administrative proceeding which may materially and adversely affect the operations, financial condition or business of Borrower or which may affect Lender's security interest in the Collateral;

                  (F) Maintain such types and amounts of insurance coverage (including without limitation credit insurance) with respect to Borrower's business operations as Borrower may reasonably require, such insurance to name Lender as an insured in the manner and to the extent required by Lender from time to time;

                  (G) Provide Customers with all service warranties (whether expressed or implied);

                  (H) Cause its books and records to accurately reflect that it has granted to Lender a valid and perfected lien in and to all of its Accounts, free and clear of all other liens, claims, and encumbrances; and

                  (I) Deliver to Lender in kind, immediately upon receipt, all monies, checks, items of payment and proceeds of accounts.

         8.5 NEGATIVE COVENANTS. Borrower agrees that it will not, directly or indirectly:

                  (A) incur or permit to exist any Indebtedness except (i) the Liabilities, (ii) current accounts payable arising in the ordinary course of business, and (iii) other Indebtedness outstanding on the date hereof and set forth on Exhibit D hereto;

                  (B) purchase or redeem any shares of Borrower's capital stock or any options or warrants which respect thereto, declare or pay any dividends thereon, make any distribution or payment to shareholders or holders of options or warrants in respect of the Borrower's capital stock or for any other funds for any purpose. The Borrower will not create or acquire any subsidiary or pay any bonus to any shareholder or Affiliate thereof;

                  (C) create or permit to exist any lien with respect to any of the Collateral now owned or hereafter acquired by the Borrower;

                  (D) become or be a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or otherwise) with respect to any undertaking of any other Person, or make or permit to exist any loans or advances to, or investments in, any other Person;

                  (E) make any material change in the nature of its business carried on as of this date or modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, its certificate of incorporation or by-laws without the Lender's prior written consent, which consent shall not be unreasonably withheld if such modification, amendment or supplement would not adversely affect the Lender;

                  (F) be a party to any merger, consolidation or exchange of stock, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets;

                  (G) enter into any transaction with any Affiliate unless such transaction is in the ordinary course of business and on terms and conditions at least as favorable to the Borrower as the terms and conditions that would apply in a similar transaction with a Person who is not an Affiliate;

                  (H) enter into any agreement containing any provision which would be violated or breached by the performance of the Borrower's obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document; or

                  (I) violate any of the requirements of applicable laws, rules, regulations, and orders of all governmental authorities (federal, state, local or foreign, and including, without limitation, environmental laws, rules, regulations and orders), a breach of which would materially and adversely affect Borrower's business, credit, operations, financial condition or prospects.

9.       DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

         9.1 DEFAULT. The occurrence of any one or more of the following events shall constitute a Default:

                  (A) Borrower fails to pay any part of the Liabilities on the date due and payable or declared due and payable by Lender;

                  (B) If all or any part of any Account which has been purchased by Lender is not paid in full within the earlier of seventy-five (75) days after the date of purchase by Lender or fifteen (15) days following the invoice due date;

                  (C) Borrower or any guarantor of the Liabilities fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Agreement, or in the Ancillary Agreements, which is required to be performed, kept or observed by Borrower or such Affiliate or guarantor and the same is not cured to Lender's satisfaction within five (5) days after Lender gives Borrower notice identifying such default;

                  (D) A default shall occur under any agreement, document or instrument, other than this Agreement or any of the Ancillary Agreements, now or hereafter existing, to which Borrower is a party or by which any of Borrower's property is bound;

                  (E) Any statement, warranty, representation, report, financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any respect;

                  (F) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral;

                  (G) The Collateral or any of Borrower's other assets are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit or creditors and the same is not cured within thirty (30) days thereafter;

                  (H) An application is made by any Person other than Borrower for the appointment of a receiver, trustee, or custodian for any of the Collateral or any of Borrower's other assets and the same is not dismissed within thirty (30) days after the application therefor;

                  (I) An application is made by Borrower for the appointment of a receiver, trustee or custodian for any of the Collateral or any of Borrower's other assets; or a petition under any section or chapter of the Bankruptcy Code or any similar law or regulation is filed by or against Borrower or any guarantor of the Liabilities and, if filed against Borrower or any guarantor, is not dismissed within thirty (30) days after filing; or Borrower makes an assignment for the benefit of its creditors or any case or proceeding is filed by or against Borrower for its dissolution, liquidation, or termination; or Borrower ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

                  (J) Borrower becomes insolvent or fails generally to pay its debts as they become due.

         Upon the happening of any Default, the Borrower agrees to pay the Lender a daily late payment fee in an amount equal to 0.067% of the amount due and owing the Lender from the date of such Default until all amounts due and owing the Lender have been paid and satisfied in full.

         9.2 REMEDIES. Upon and after the occurrence of a Default, Lender shall have all of the following rights and remedies:

                  (A) All of the rights and remedies of a secured party under the Illinois Uniform Commercial Code or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive to the extent permitted by law, and in addition to any other rights and remedies contained in this Agreement and in any of the Ancillary Agreements;

                  (B) The right to (i) peacefully enter upon the premises of Borrower or any other place or places where the Collateral is located and kept, without any obligation to Borrower or any other person, through self-help and without judicial process or first obtaining a final judgment or giving Borrower notice and opportunity for a hearing on the validity of Lender's claim, and remove the Collateral from such premises and places to the premises of Lender or any agent of Lender, for such time as Lender may require to collect or liquidate the Collateral, and/or (ii) require Borrower to assemble and deliver the Collateral to Lender at a place to be designated by Lender;

                  (C) The right to open Borrower's mail and collect any and all amounts due from Account Debtors;

                  (D) The right to sell, lease or otherwise dispose of any of the Collateral in its then condition, or after any further manufacturing or processing, at public or private sale or sales, with such notice as provided in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. At any such sale or sales of the Collateral, the Collateral need not be in view of those present and attending the sale, nor at the same location at which the sale is being conducted. Lender shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit but Lender shall have no obligations thereunder. Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' and paralegals' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; third to any unpaid fees or charges due hereunder; and fourth to the principal of the Liabilities. Lender shall account to Borrower for any surplus. If any deficiency shall arise, Borrower shall remain liable to Lender.

         9.3 NOTICE. Borrower agrees that any notice required to be given by Lender of a sale, lease, other disposition of any of the Collateral or any other intended action by Lender, which is personally delivered to Borrower or which is deposited in the United States mail, postage prepaid and duly addressed to Borrower at the address set forth in Section 10.10, at least ten (10) days prior to any such public sale, lease or other disposition or other action being taken, or the time after which any private sale of the Collateral is to be held, shall constitute commercially reasonable and fair notice thereof to Borrower.

10.      MISCELLANEOUS

         10.1 APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY-IN-FACT. Borrower irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney and agent in-fact and Lender, or Lender's agent, may without notice to Borrower:

                  (A) At any time endorse by writing or stamping Borrower's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Collateral which come into the possession of Lender or under Lender's control and deposit the same to the account of Lender for application to the Liabilities;

                  (B) At any time after the occurrence of a Default, in Borrower's or Lender's name: (i) demand payment of the Collateral; (ii) enforce payment of the Collateral, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Collateral; (vi) if permitted by applicable law, sell or assign the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) satisfy and release the Accounts; (viii) prepare, file and sign Borrower's name on any proof of claim in Bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Collateral; (x) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; and (xi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral to which Borrower has access; and

                  (C) Notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive, open and dispose of all mail addressed to Borrower.

         10.2 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement and the Ancillary Agreements may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement or the Ancillary Agreements, including, without limitation, Borrower's right, title, interest, remedies, powers, or duties. Borrower consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement or the Ancillary Agreements, including, without limitation, Lenders's right, title, interest, remedies, powers, or duties hereunder or thereunder.

         10.3 ATTORNEYS' FEES AND EXPENSES; LENDER'S OUT-OF-POCKET EXPENSES. If, at any time or times, and regardless of the existence of a Default or an Event of Default, Lender incurs costs and expenses (including, without limitation, escrow fees, filing fees, recording fees, credit report fees and UCC lien search fees) or employs counsel, accountants or other professionals for advice or other representation or services in connection with:

                  (A) The preparation, negotiation and execution of this Agreement and the Ancillary Agreements;

                  (B) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Ancillary Agreements or Borrower's affairs;

                  (C) Any attempt to enforce any rights of Lender or any participant against Borrower or any other Person which may be obligated to Lender or such participant by virtue of this Agreement or the Ancillary Agreements, including, without limitation, the Account Debtors;

                  (D) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral; or

                  (E) Any inspection, verification, protection, collection, sale, liquidation or other disposition of any of the Collateral, including without limitation, Lender's periodic or special audits of Borrower's books and records; then, in any such event, the reasonable attorneys' and paralegals' fees and expenses arising from such services and all reasonably incurred expenses, costs, charges and other fees of or paid by Lender in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 10.3 shall be payable by Borrower to Lender upon demand and shall be additional Liabilities. Without limiting and generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs, fees and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of all such services.

         10.4 WAIVER BY LENDER. Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or of any Ancillary Agreement shall not constitute a waiver, or affect or diminish any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver by Lender of a Default under this Agreement or any Ancillary Agreement shall not suspend, waive or affect any other Default under this Agreement or the Ancillary Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or the Ancillary Agreements and no Default under this Agreement or the Ancillary Agreements shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower specifying such suspension or waiver.

         10.5 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.6 PARTIES; ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements shall be binding upon and inure to the benefit of the respective successors and assigns of Borrower and Lender. Borrower's successors and assigns shall include, without limitation, a trustee, receiver or debtor-in-possession of or for Borrower. Nothing contained in this Section 10.6 shall be deemed to modify Section 10.2. This Agreement is the complete statement of the agreement by and between Borrower and Lender and supersedes all prior negotiations, understandings and representations between them with respect to the subject matter of this Agreement.

         10.7 CONFLICT OF TERMS. The provisions of the Ancillary Agreements are incorporated in this Agreement by this reference. Except as otherwise provided in this Agreement and except as otherwise provided in the Ancillary Agreement, by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Ancillary Agreement, the provision contained in this

Agreement shall govern and control.

         10.8 WAIVER BY BORROWER. Except as otherwise specifically provided for in this Agreement, Borrower waives (i) presentment, demand and protest, notice of protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement, extension and exemption laws. Borrower acknowledges that it has been advised by its own counsel with respect to this Agreement and the transactions evidenced by this Agreement.

         10.9 WAIVER AND GOVERNING LAW. THE FINANCIAL ACCOMMODATIONS EVIDENCED BY THIS AGREEMENT HAVE BEEN MADE, AND THIS AGREEMENT HAS BEEN DELIVERED, AT CHICAGO, ILLINOIS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. BORROWER (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iv) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (v) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR ANY OF LENDER'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS IN ANY COURT OTHER THAN ONE LOCATED IN COOK COUNTY, ILLINOIS. BORROWER WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 10.10. SHOULD BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SERVED WITHIN THIRTY
(30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR LENDER'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR LENDER'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.10 NOTICE. Except as otherwise provided herein, any notice required hereunder shall be in writing and shall be deemed to have been validly served, given or delivered upon receipt if sent by commercial overnight courier service, personal delivery, telecopy or United States certified or registered mail, with proper postage prepaid, addressed to the party to be notified as follows:

         (a)      If to Lender, at:

                           Transcap Manufacturing Services, Inc.
                           900 Skokie Blvd.
                           Northbrook, Illinois 60062
                           Attn: Michael Sear
                           Telecopy No. 847-753-9090

                  with a copy to:

                           Schoenberg, Fisher, Newman & Rosenberg, Ltd.
                           222 South Riverside Plaza
                           Chicago, Illinois 60606
                           Attn: Leonard J. Gambino
                           Telecopy No. (312) 648-1212

         (b)      If to Borrower, at:

                           BAM! Entertainment, Inc.
                           720 Montford Avenue
                           San Jose, California 95113
                           Attn: Ray Musci
                           Telecopy No. ________

or to such other address as each party may designate for itself by like notice.

         10.11 CONDITIONS PRECEDENT. As conditions precedent to the obligations of the Lender hereunder and under any Ancillary Agreement, (i) Lender shall have received from certain of Borrower's Affiliates a Guaranty in form and substance satisfactory to Lender, (ii) Lender shall have received from Borrower's counsel a legal opinion in form and substance satisfactory to Lender, and (iii) Borrower shall have issued to an affiliate of Lender a Warrant for the purchase of ________ shares of the common stock of Borrower at an exercise price of $________ per shares, which Warrant shall contain such other terms as are acceptable to Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.


TRANSCAP MANUFACTURING SERVICES INC.


By:      ______________________________
         Michael Sear, Executive Vice President,


BAM! ENTERTAINMENT, INC.


By:      ______________________________
Name:    ______________________________
Title:   ______________________________

                                    EXHIBIT A

                            EXISTING PERMITTED LIENS

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                                    EXHIBIT B

                         ASSIGNMENT SCHEDULE OF ACCOUNTS

                                   [BORROWER]
                                    [ADDRESS]
                                    [ADDRESS]


                  Assignment Number: _____________           Date: _____________

To:      Transcap Manufacturing Services, Inc.

We hereby deliver to you the following:

Duplicate invoices numbered as listed on the attached schedule.

Reference is made to the Purchase of Accounts and Security Agreement between Transcap Manufacturing Services, Inc. ("Lender") and us, as the same may be in effect from time to time, including any amendments, supplements, modifications, extensions and renewals thereof ("Agreement").

For value received, the receipt and sufficiency of which is hereby acknowledged, we have sold, assigned, transferred and set over and do hereby sell, assign, transfer, and set over to the Lender, its successors and assigns, all of our right title and interest in and to and the attached invoices, all of which constitute Accounts (as defined in the Agreement).

We further confirm that in respect of such Accounts (i) the representations and warranties made by us in the Agreement are true and correct to the same extent as if said representations and warranties were made herein on and as of the date hereof; and (ii) our rights and obligations and those of the Lender shall be subject to the terms and provisions of the Agreement.


Total amount of Invoices attached   $________________


[BORROWER]


By:      ______________________________

         Title:  ______________________________

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                                    EXHIBIT C

                                   LITIGATION

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                                    EXHIBIT D

                             PERMITTED INDEBTEDNESS